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                                                        Exhibit 99(e)
                                                        AT&T Capital Corporation

               February 9, 1998

               Mr. Thomas G. Adams
               Vice President and Controller
               AT&T Capital Corporation
               44 Whippany Road
               Morristown, New Jersey 07962-1983

               Dear Mr. Adams:

               We are aware that AT&T Capital Corporation (the "Company") has incorporated by reference in its Registration Statement No. 333-18367 its Current Report on Form 8-K, dated February 9, 1998, which includes Newcourt Credit Group Inc.'s final Prospectus, dated November 24, 1997, which includes AT&T Capital Corporation's unaudited interim financial statements as of September 30, 1997 and for the nine month period then ended and which also includes our report, dated November 24, 1997, covering those unaudited interim financial statements. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement No. 333-18367 prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

               Very truly yours,

               ARTHUR ANDERSEN LLP

               By    David L. Cornish
                     -----------------
                     David L. Cornish